EXHIBIT 99.1

Oblong, Inc. to Move Stock Exchange Listing to Nasdaq Beginning February 12, 2021
Nasdaq listing positions Oblong alongside other market-leading technology companies with the Company’s Mezzanine™ remote meeting technology platform
LOS ANGELES, Feb. 1, 2021 – Oblong, Inc. (NYSE American: OBLG) (“Oblong” or the “Company”), an award-winning leader in multi-stream collaboration solutions, today announced it will be transferring its stock listing from the NYSE American market to the Nasdaq Capital Market effective February 11, 2021 after market close. Common shares of Oblong are expected to begin trading as a Nasdaq-listed security at market open on Friday, February 12, 2021 and will continue to trade under the ticker symbol “OBLG.” In connection with the Nasdaq listing, all of the Company’s preferred shares are being converted to common shares, creating a more simplified capital structure.
With a key strategic partnership with Cisco and a strong portfolio of patents, Oblong’s technology platform serves its Fortune 500 enterprise customers by allowing team members to work together in person and remotely in a unique, multi-share collaborative environment. The Company’s flagship Mezzanine™ product suite allows participants to create a digital workspace where content streams can be simultaneously added, and arranged from any location, while allowing all participants to interact with the same content in its entirety in identical formats.
“We are very excited to list on the Nasdaq, which we believe is best suited for our business focus and investors,” said Peter Holst, CEO of Oblong. “In addition to joining other leading companies whose emphasis is on technology and innovation, we believe our evolution to the Nasdaq provides us different tools and services that help us connect with current and future shareholders. Being a transformational provider of collaboration experiences using multiple content streams, our next generation of visual and data collaboration solutions accelerate team decision-making, improve communication and significantly increase productivity. Mezzanine addresses a large and growing market, which has rapidly accelerated during the pandemic with the resulting demand for remote work solutions. As we expand to a hybrid cloud delivery powered by our pending Mezzanine SaaS offering, Oblong’s Nasdaq listing will help us deliver increased long-term value to our shareholders.”

About Oblong, Inc.
Oblong’s innovative and patented technologies change the way people work, create, and communicate. Oblong's flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Learn more at www.oblong.com.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the transfer of the Company’s common stock listing from the NYSE American to Nasdaq, (ii) the expected conversion of the Company’s preferred shares to common stock in connection with such listing transfer, (iii) the Company’s potential future growth and financial performance, and (iv) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Contacts
Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331